Filed Pursuant to Rule 424(b)(3)

File No. 333-174076

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus Dated June 15, 2011)

GALENA BIOPHARMA, INC.

Common Stock

This prospectus supplement supplements our prospectus dated June 15, 2011. This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in our prospectus.

Selling Stockholders

The table beginning on page 52 in the prospectus under the heading “Selling Stockholders” is amended by this Prospectus Supplement to reflect that Beacon Holdings LLC has transferred pro rata to its members, Steve Wille and David Verseman, an aggregate of 31,028 shares of our common stock registered under the registration statement of which the prospectus is a part. The beneficial ownership information for the selling stockholders listed below is as of May 11, 2012.

	Shares of Common Stock Beneficially Owned Prior to this Offering			Shares of Common Stock Beneficially Owned After Completion of this Offering
	Number of Shares	Percent(1)	Number of Shares Being Offered	Number of Shares	Percent(1)
Steve Wille	15,514	*	15,514	-0-	-0-
David Verseman	16,396	*	15,514	882	*

Less than one percent. *

(1)	Included as outstanding for this purpose are 65,643,905 shares of our common stock outstanding as of May 11, 2012.

* * * * *

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 24, 2012.